UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, 3rd Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock (1)	WE WS (1)	(1)
Class A Common Stock Purchase Rights	—	The New York Stock Exchange

(1)

On August 22, 2023, the New York Stock Exchange filed a Form 25 to delist the Company’s warrants and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended. Effective August 23, 2023, the registrant’s warrants are trading on the OTC Pink Marketplace under the symbol “WEWOW.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 13, 2023, WeWork Inc. (the “Company”) and Anthony Yazbeck agreed that Mr. Yazbeck would leave from his position as President and Chief Operating Officer of the Company, effective October 20, 2023. The circumstances giving rise to Mr. Yazbeck’s departure are not due to any disagreement with respect to operations, strategy, or any accounting matters, financial statements, financial disclosures or related disclosure controls and procedures.

In connection with Mr. Yazbeck’s departure, the Company and Mr. Yazbeck entered into a separation agreement on October 16, 2023, pursuant to which Mr. Yazbeck will, upon the effectiveness of the separation, be entitled to (i) a payment in the amount of £874,448 and (ii) £360,000 as payment in lieu of the contractual notice period under Mr. Yazbeck’s employment agreement, in each case payable in cash.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Pam Swidler
Date: October 19, 2023	Name:	Pam Swidler
	Title:	Chief Legal Officer